UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2007

RESOURCE AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-4408	72-0654145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crescent Drive, Suite 203, Philadelphia, Pennsylvania 19112
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (215) 546-5005

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2007, Resource America, Inc. entered into an amendment to its 5-year $75.0 million loan and security agreement, dated as of May 24, 2007 (the "Loan Agreement"), by and among the Company and Commerce Bank, N.A., as a Lender, issuing bank and agent to add U.S. Bank, National Association as a lender under the Loan Agreement.  As a result of the addition of U.S. Bank, National Association, the borrowing base availability on the date of the amendment was increased to $73.9 million from $50.0 million.

Additionally, the Loan Agreement was modified to set a minimum requirement on collateralized debt obligation ("CDO") senior management fees pledged as security beginning on December 31, 2007 and to set default rate limitations on the CDOs underlying substantially all pledged management fees.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                                Description

99.1	Press Release dated July 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE AMERICA, INC.

Date: July 23, 2007	By:	/s/ Thomas C. Elliott
Name: Thomas C. Elliott
Title: Senior Vice President